News Release

BNY MELLON REPORTS THIRD QUARTER 2023 EARNINGS OF
$1.0 BILLION OR $1.22 PER COMMON SHARE

Revenue up 2%	EPS up 213% Adj. EPS up 5%(a)	ROE 11% ROTCE 20%(b)	CET1 11.4% Tier 1 leverage 6.1%
(a)    Excluding the net impact of notable items, primarily the 3Q22 goodwill impairment. See (b) below.

NEW YORK, October 17, 2023 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Net income applicable to common shareholders (in millions)	$956	$1,031	$319	(7)%	200%
Adjusted net income applicable to common shareholders – Non-GAAP (in millions) (b)	$992	$1,087	$983	(9)%	1%
Diluted earnings per common share	$1.22	$1.30	$0.39	(6)%	213%
Adjusted diluted earnings per common share – Non-GAAP (b)	$1.27	$1.38	$1.21	(8)%	5%

Third Quarter Results
Total revenue of $4.4 billion, increased 2%
•Net interest revenue increased 10%
•Fee revenue was flat

Total noninterest expense of $3.1 billion, decreased 16%, or increased 3% excluding notable items (b)

AUC/A of $45.7 trillion, increased 8%
AUM of $1.8 trillion, increased 3%

Securities Services
•Total revenue increased 1%
•Income before taxes decreased 7%
•Pre-tax operating margin of 23%

Market and Wealth Services
•Total revenue increased 6%
•Income before taxes was flat
•Pre-tax operating margin of 44%

Investment and Wealth Management
•Total revenue decreased 4%
•Income before taxes increased to $164 million from $(497) million (c)
•Pre-tax operating margin of 20%; Adjusted pre-tax operating margin of 22% (b)

Capital
•Returned $783 million to common shareholders, including $450 million of common share repurchases

CEO Commentary
Robin Vince, President and Chief Executive Officer, commented, “BNY Mellon delivered solid financial performance and continued progress on the steady transformation of our company. We generated a return on tangible common equity of 20% on $4.4 billion of revenue, up 2% year-over-year, and a pre-tax margin of 29% in the third quarter.”

“Our financial results once again highlight the efficacy of our prudent and proactive asset- and liability-management. Amid a rapidly evolving operating environment, we continued to deliver attractive profitability and capital returns to our shareholders while further strengthening our regulatory capital and liquidity ratios,” Mr. Vince added.

“We committed to drive higher underlying growth and enhanced operational efficiency. While it is still early on our journey, we are starting to see the signs of progress inside the company. We are innovating and pushing forward on our multi-year growth investments all while remaining disciplined to deliver positive operating leverage and pre-tax margin expansion,” Mr. Vince further noted.

“I am proud and appreciative of our employees’ dedication through all of the work required to unlock BNY Mellon’s potential. Together, we will be more for our clients, run our company better, and power our culture to create value for clients, shareholders and employees alike,” Mr. Vince concluded.

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(b) For information on this Non-GAAP measure, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
(c) The percentage change is not meaningful.
Note: Above comparisons are 3Q23 vs. 3Q22, unless otherwise noted.

BNY Mellon 3Q23 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				3Q23 vs.
	3Q23	2Q23	3Q22	2Q23		3Q22
Fee revenue	$3,245	$3,257	$3,236	—%		—%
Investment and other revenue	113	97	117	N/M		N/M
Total fee and other revenue	3,358	3,354	3,353	—		—
Net interest revenue	1,016	1,100	926	(8)		10
Total revenue	4,374	4,454	4,279	(2)		2
Provision for credit losses	3	5	(30)	N/M		N/M
Noninterest expense	3,089	3,111	3,679	(1)		(16)
Income before taxes	1,282	1,338	630	(4)		103
Provision for income taxes	241	270	242	(11)		—
Net income	$1,041	$1,068	$388	(3)%		168%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$956	$1,031	$319	(7)%		200%
Operating leverage (a)				(109)	bps	N/M
Diluted earnings per common share (b)	$1.22	$1.30	$0.39	(6)%		213%
Average common shares and equivalents outstanding - diluted (in thousands)	781,781	790,725	814,516
Pre-tax operating margin	29%	30%	15%

Metrics:
Average loans	$63,962	$63,459	$68,082	1%		(6)%
Average deposits	262,108	277,209	288,463	(5)		(9)
AUC/A at period end (in trillions) (current period is preliminary)	45.7	46.9	42.2	(3)		8
AUM (in trillions) (current period is preliminary)	1.82	1.91	1.78	(4)		3
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    Includes impact of notable items of $(0.05) per share in 3Q23, $(0.07) per share in 2Q23 and $(0.81) per share in 3Q22.
bps – basis points.

KEY DRIVERS (comparisons are 3Q23 vs. 3Q22, unless otherwise stated)
•Total revenue increased 2%, primarily reflecting:
•Fee revenue was flat, primarily reflecting higher market values, net new business and the favorable impact of a weaker U.S. dollar, partially offset by the impact of the Alcentra divestiture, the mix of cumulative AUM flows and lower foreign exchange volatility and volumes.
•Net interest revenue increased 10%, primarily reflecting higher interest rates, partially offset by changes in balance sheet size and mix.
•Provision for credit losses was $3 million, compared with a benefit of $30 million.
•Noninterest expense decreased 16%, primarily related to the 3Q22 goodwill impairment associated with the Investment Management reporting unit. Excluding notable items (c), noninterest expense increased 3% primarily reflecting higher investments and revenue-related expenses, and the unfavorable impact of a weaker U.S. dollar, as well as the impact of inflation, partially offset by the favorable impact of efficiency savings and the impact of the Alcentra divestiture.
•Effective tax rate of 18.8%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 8%, primarily reflecting higher market values, client inflows, the favorable impact of a weaker U.S. dollar and net new business.
•AUM increased 3%, primarily reflecting the favorable impact of a weaker U.S. dollar and higher market values, partially offset by the divestiture of Alcentra.

Capital and liquidity
•$333 million of dividends to common shareholders (d).
•$450 million of common share repurchases.
•Return on common equity (“ROE”) – 11%; Return on tangible common equity (“ROTCE”) – 20% (c).
•Common Equity Tier 1 (“CET1”) ratio – 11.4%.
•Tier 1 leverage ratio – 6.1%.
•Average liquidity coverage ratio (“LCR”) – 121%; Average net stable funding ratio (“NSFR”) – 136%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(c)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
(d)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

Page - 2

BNY Mellon 3Q23 Earnings Release
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Investment services fees:
Asset Servicing	$984	$991	$953	(1)%	3%
Issuer Services	281	319	288	(12)	(2)
Total investment services fees	1,265	1,310	1,241	(3)	2
Foreign exchange revenue	107	124	132	(14)	(19)
Other fees (a)	52	54	52	(4)	—
Total fee revenue	1,424	1,488	1,425	(4)	—
Investment and other revenue	65	84	111	N/M	N/M
Total fee and other revenue	1,489	1,572	1,536	(5)	(3)
Net interest revenue	600	668	538	(10)	12
Total revenue	2,089	2,240	2,074	(7)	1
Provision for credit losses	19	16	(6)	N/M	N/M
Noninterest expense	1,585	1,582	1,557	—	2
Income before taxes	$485	$642	$523	(24)%	(7)%

Total revenue by line of business:
Asset Servicing	$1,593	$1,706	$1,596	(7)%	—%
Issuer Services	496	534	478	(7)	4
Total revenue by line of business	$2,089	$2,240	$2,074	(7)%	1%

Pre-tax operating margin	23%	29%	25%

Securities lending revenue (b)	$46	$47	$48	(2)%	(4)%

Metrics:
Average loans	$11,236	$11,283	$11,573	—%	(3)%
Average deposits	$162,509	$172,863	$176,328	(6)%	(8)%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$32.3	$33.2	$30.0	(3)%	8%
Market value of securities on loan at period end (in billions) (d)	$406	$415	$435	(2)%	(7)%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.5 trillion at Sept. 30, 2023, $1.6 trillion at June 30, 2023 and $1.4 trillion at Sept. 30, 2022.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $63 billion at Sept. 30, 2023, $66 billion at June 30, 2023 and $75 billion at Sept. 30, 2022.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – Year-over-year was flat, primarily reflecting a 3Q22 disposal gain, lower foreign exchange revenue and a strategic equity investment loss, partially offset by higher net interest revenue and market values and net new business. The sequential decrease primarily reflects lower net interest revenue, lower foreign exchange revenue and a strategic equity investment loss.
•Issuer Services – The year-over-year increase primarily reflects higher net interest revenue. The sequential decrease primarily reflects lower Depositary Receipts revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments and the impact of inflation, partially offset by the favorable impact of efficiency savings.

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BNY Mellon 3Q23 Earnings Release
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Investment services fees:
Pershing	$506	$496	$494	2%	2%
Treasury Services	172	172	173	—	(1)
Clearance and Collateral Management	277	265	239	5	16
Total investment services fees	955	933	906	2	5
Foreign exchange revenue	21	21	20	—	5
Other fees (a)	51	55	49	(7)	4
Total fee revenue	1,027	1,009	975	2	5
Investment and other revenue	16	16	14	N/M	N/M
Total fee and other revenue	1,043	1,025	989	2	5
Net interest revenue	402	420	378	(4)	6
Total revenue	1,445	1,445	1,367	—	6
Provision for credit losses	6	7	(1)	N/M	N/M
Noninterest expense	808	781	737	3	10
Income before taxes	$631	$657	$631	(4)%	—%

Total revenue by line of business:
Pershing	$699	$686	$658	2%	6%
Treasury Services	389	402	390	(3)	—
Clearance and Collateral Management	357	357	319	—	12
Total revenue by line of business	$1,445	$1,445	$1,367	—%	6%

Pre-tax operating margin	44%	46%	46%

Metrics:
Average loans	$37,496	$36,432	$40,882	3%	(8)%
Average deposits	$84,000	$85,407	$90,612	(2)%	(7)%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$13.1	$13.4	$12.0	(2)%	9%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher net interest revenue and higher fees on sweep balances, partially offset by lost business. The sequential increase primarily reflects higher fees on sweep balances.
•Treasury Services – The sequential decrease primarily reflects lower net interest revenue.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher clearance volumes and collateral management balances. Sequentially, higher clearance volumes and collateral management balances were offset by lower net interest revenue.
•Noninterest expense increased year-over-year and sequentially, primarily reflecting higher investments and higher revenue-related expense, as well as the impact of inflation, partially offset by the favorable impact of efficiency savings.

Page - 4

BNY Mellon 3Q23 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					3Q23 vs.
	3Q23	2Q23	3Q22		2Q23	3Q22
Investment management fees	$746	$750	$788		(1)%	(5)%
Performance fees	30	10	10		N/M	N/M
Investment management and performance fees	776	760	798		2	(3)
Distribution and servicing fees	62	58	55		7	13
Other fees (a)	(50)	(56)	(45)		N/M	N/M
Total fee revenue	788	762	808		3	(2)
Investment and other revenue (b)	1	12	(3)		N/M	N/M
Total fee and other revenue (b)	789	774	805		2	(2)
Net interest revenue	38	39	57		(3)	(33)
Total revenue	827	813	862		2	(4)
Provision for credit losses	(9)	7	3		N/M	N/M
Noninterest expense	672	677	1,356		(1)	(50)
Income (loss) before taxes	$164	$129	$(497)		27%	N/M	(c)

Total revenue by line of business:
Investment Management	$557	$546	$579		2%	(4)%
Wealth Management	270	267	283		1	(5)
Total revenue by line of business	$827	$813	$862		2%	(4)%

Pre-tax operating margin	20%	16%	(57)%
Adjusted pre-tax operating margin – Non-GAAP (d)	22%	18%	(64)%	(c)

Metrics:
Average loans	$13,519	$13,995	$14,482		(3)%	(7)%
Average deposits	$13,578	$15,410	$17,225		(12)%	(21)%

AUM (in billions) (current period is preliminary) (e)	$1,821	$1,906	$1,776		(4)%	3%
Wealth Management client assets (in billions) (current period is preliminary) (f)	$292	$286	$256		2%	14%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Excluding notable items, income before taxes decreased 7% (Non-GAAP) compared with 3Q22. Excluding notable items and net of distribution and servicing expense, the adjusted pre-tax operating margin was 24% (Non-GAAP) for 3Q22. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on these Non-GAAP measures.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(e)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(f)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the impact of the Alcentra divestiture and the mix of cumulative AUM flows, partially offset by higher performance fees and market values, and the favorable impact of a weaker U.S. dollar. The sequential increase primarily reflects the timing of performance fees.
•Wealth Management – The year-over-year decrease primarily reflects lower net interest revenue and changes in product mix, partially offset by higher market values. The sequential increase primarily reflects higher market values.
•Noninterest expense decreased year-over-year, primarily reflecting the 3Q22 goodwill impairment in the Investment Management reporting unit and the impact of the Alcentra divestiture, partially offset by higher investments and the unfavorable impact of a weaker U.S. dollar.

Page - 5

BNY Mellon 3Q23 Earnings Release
OTHER SEGMENT primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	3Q23	2Q23	3Q22
Fee revenue	$6	$(2)	$28
Investment and other revenue	28	(16)	(5)
Total fee and other revenue	34	(18)	23
Net interest (expense)	(24)	(27)	(47)
Total revenue	10	(45)	(24)
Provision for credit losses	(13)	(25)	(26)
Noninterest expense	24	71	29
(Loss) before taxes	$(1)	$(91)	$(27)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year increase in total revenue primarily reflects debt extinguishment gains, partially offset by net securities losses.

•Provision for credit losses was a benefit of $13 million, primarily reflecting a reduction in reserves related to financial institutions.

•Noninterest expense decreased sequentially, primarily driven by lower litigation reserves.

Page - 6

BNY Mellon 3Q23 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Sept. 30, 2023	June 30, 2023	Dec. 31, 2022
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.4%	11.1%	11.2%
Tier 1 capital ratio	14.4	14.0	14.1
Total capital ratio	15.2	14.8	14.9
Tier 1 leverage ratio (a)	6.1	5.7	5.8
Supplementary leverage ratio (a)	7.2	7.0	6.8
BNY Mellon shareholders’ equity to total assets ratio	10.1%	9.5%	10.0%
BNY Mellon common shareholders’ equity to total assets ratio	8.9%	8.4%	8.8%

Average LCR (a)	121%	120%	118%
Average NSFR (a)	136%	136%	N/A	(b)

Book value per common share	$46.98	$46.35	$44.40
Tangible book value per common share – Non-GAAP (c)	$24.66	$24.17	$23.11
Common shares outstanding (in thousands)	769,073	778,782	808,445
(a)    Regulatory capital and liquidity ratios for Sept. 30, 2023 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Sept. 30, 2023, June 30, 2023 and Dec. 31, 2022 was the Advanced Approaches.
(b)    The reporting requirement for the average NSFR became effective in 2Q23.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $18.3 billion and Tier 1 capital totaled $23.1 billion at Sept. 30, 2023, both increasing compared with June 30, 2023. The increases primarily reflect capital generated through earnings, partially offset by capital deployed through common stock repurchases and dividends. The Tier 1 leverage ratio increased compared with June 30, 2023 reflecting lower average assets.

NET INTEREST REVENUE

Net interest revenue				3Q23 vs.
(dollars in millions; not meaningful - N/M)	3Q23	2Q23	3Q22	2Q23	3Q22
Net interest revenue	$1,016	$1,100	$926	(8)%	10%
Add: Tax equivalent adjustment	—	1	3	N/M	N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,016	$1,101	$929	(8)%	9%

Net interest margin	1.18%	1.20%	1.05%	(2) bps	13	bps
Net interest margin (FTE) – Non-GAAP (a)	1.18%	1.20%	1.05%	(2) bps	13	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue increased year-over-year primarily reflecting higher interest rates, partially offset by changes in balance sheet size and mix.

•The sequential decrease in net interest revenue primarily reflects the changes in balance sheet size and mix, partially offset by higher interest rates.

Page - 7

BNY Mellon 3Q23 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2023	June 30, 2023	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
Fee and other revenue
Investment services fees	$2,230	$2,252	$2,157	$6,601	$6,356
Investment management and performance fees	777	762	800	2,315	2,516
Foreign exchange revenue	154	158	203	488	632
Financing-related fees	45	50	43	147	132
Distribution and servicing fees	39	35	33	107	97
Total fee revenue	3,245	3,257	3,236	9,658	9,733
Investment and other revenue	113	97	117	289	278
Total fee and other revenue	3,358	3,354	3,353	9,947	10,011
Net interest revenue
Interest revenue	5,519	5,224	1,984	14,685	3,921
Interest expense	4,503	4,124	1,058	11,441	1,473
Net interest revenue	1,016	1,100	926	3,244	2,448
Total revenue	4,374	4,454	4,279	13,191	12,459
Provision for credit losses	3	5	(30)	35	19
Noninterest expense
Staff	1,755	1,718	1,673	5,264	4,998
Software and equipment	452	450	421	1,331	1,225
Professional, legal and other purchased services	368	378	363	1,121	1,112
Net occupancy	140	121	124	380	371
Sub-custodian and clearing	121	119	124	358	373
Distribution and servicing	87	93	88	265	257
Business development	36	47	34	122	107
Bank assessment charges	37	41	35	118	107
Goodwill impairment	—	—	680	—	680
Amortization of intangible assets	15	14	17	43	51
Other	78	130	120	298	516
Total noninterest expense	3,089	3,111	3,679	9,300	9,797
Income
Income before taxes	1,282	1,338	630	3,856	2,643
Provision for income taxes	241	270	242	771	626
Net income	1,041	1,068	388	3,085	2,017
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	(3)	(1)	—	(4)	13
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,038	1,067	388	3,081	2,030
Preferred stock dividends	(82)	(36)	(69)	(189)	(177)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$956	$1,031	$319	$2,892	$1,853

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2023	June 30, 2023	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
(in dollars)
Basic	$1.23	$1.31	$0.39	$3.66	$2.29
Diluted	$1.22	$1.30	$0.39	$3.65	$2.28

Page - 8

BNY Mellon 3Q23 Earnings Release
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com for additional reconciliations of Non-GAAP measures.

BNY Mellon has also included revenue measures excluding notable items, including disposal gains. Expense measures, excluding notable items, including goodwill impairment, severance expense and litigation reserves, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation and diluted earnings per share, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items						3Q23 vs.
(dollars in millions)	3Q23	2Q23		3Q22		2Q23	3Q22
Total revenue – GAAP	$4,374	$4,454		$4,279		(2)%	2%
Less: Disposal gain (loss) (reflected in investment and other revenue)	2	(1)		37
Adjusted total revenue – Non-GAAP	$4,372	$4,455		$4,242		(2)%	3%

Noninterest expense – GAAP	$3,089	$3,111		$3,679		(1)%	(16)%
Less: Severance	41	26		32
Litigation reserves	5	36		2
Goodwill impairment	—	—		680
Adjusted noninterest expense – Non-GAAP	$3,043	$3,049		$2,965		—%	3%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$956	$1,031		$319		(7)%	200%
Less: Disposal gain (loss) (reflected in investment and other revenue)	—	—		28
Less: Severance	(32)	(20)		(25)
Litigation reserves	(4)	(36)		(2)
Goodwill impairment	—	—		(665)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$992	$1,087		$983		(9)%	1%

Diluted earnings per common share	$1.22	$1.30		$0.39		(6)%	213%
Less: Disposal gain (loss) (reflected in investment and other revenue)	—	—		0.03
Less: Severance	(0.04)	(0.02)		(0.03)
Litigation reserves	(0.01)	(0.05)		—
Goodwill impairment	—	—		(0.82)
Total diluted earnings per share common share impact of notable items	(0.05)	(0.07)		(0.81)	(a)
Adjusted diluted earnings per common share – Non-GAAP	$1.27	$1.38	(a)	$1.21		(8)%	5%
(a)    Does not foot due to rounding.

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BNY Mellon 3Q23 Earnings Release
BNY Mellon has presented noninterest expense, income before taxes and pre-tax operating margin, excluding notable items for the Investment and Wealth Management business segment. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items - Investment and Wealth Management			3Q23 vs.
(dollars in millions)	3Q23	3Q22	3Q22
Income (loss) income before taxes – GAAP	$164	$(497)	N/M
Less: Severance	(5)	1
Goodwill impairment	—	(680)
Adjusted income before taxes – Non-GAAP	$169	$182	(7)%

Total revenue – GAAP		$862
Less: Distribution and servicing expense		88
Adjusted total revenue – Non-GAAP		$774

Pre-tax operating margin – GAAP (a)		(57)%
Adjusted pre-tax operating margin, net of distribution and servicing expense (a)		(64)%
Adjusted pre-tax operating margin, net of distribution and servicing expense and excluding notable items – Non-GAAP (a)		24%
(a)    Income before taxes divided by total revenue.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans including repurchases, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, capabilities, resiliency, risk profile, revenue, net interest revenue, fees, expenses, cost discipline, sustainable growth, currency fluctuations, innovation in products and services, client experience, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2023. You should not place undue reliance on any forward-looking statement. All forward-looking statements in this Earnings Release speak only as of Oct. 17, 2023, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 3Q23 Earnings Release
ABOUT BNY MELLON

Established in 1784, BNY Mellon is America’s oldest bank and the first company listed on the New York Stock Exchange (NYSE: BK). Today, BNY Mellon powers capital markets around the world through comprehensive solutions that help clients manage and service their financial assets throughout the investment life cycle. BNY Mellon had $45.7 trillion in assets under custody and/or administration and $1.8 trillion in assets under management as of Sept. 30, 2023. BNY Mellon has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com. Follow us on LinkedIn or visit our Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 10:30 a.m. ET on Oct. 17, 2023. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on Oct. 17, 2023. An archived version of the third quarter conference call and audio webcast will be available beginning on Oct. 17, 2023 at approximately 2:00 p.m. ET through Nov. 17, 2023 at www.bnymellon.com/investorrelations.

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